Exhibit 10.2

SERIES 2013-2 LOCKBOX ACCOUNT AGREEMENT

Dated as of April 3, 2013

JPMorgan Chase Bank, N.A. (“Processor”), AmeriCredit Financial Services, Inc. (“AmeriCredit”) and Citibank, N.A., as Trustee (the “Trustee”), agree as follows:

1. Servicing Arrangements. AmeriCredit, as Servicer (the “Servicer”), AFS SenSub Corp., as Seller (“Seller”), AmeriCredit Automobile Receivables Trust 2013-2 (the “Trust”) and the Trustee entered into a Sale and Servicing Agreement dated as of April 3, 2013 (as amended, supplemented and otherwise modified from time to time, the “Sale and Servicing Agreement”), relating to the Receivables (as such term is defined in the Sale and Servicing Agreement), pursuant to which the Receivables were sold, transferred, assigned, or otherwise conveyed to the Trust. The Sale and Servicing Agreement contemplates the engagement of a processor and includes terms for the opening of the Lockbox Account (as defined herein), and the Indenture contemplates that the Lockbox Account will be assigned and pledged to the Trust Collateral Agent. The Sale and Servicing Agreement does not include specific terms for the provision of data processing services and deposit of remittance items. Such terms are set forth in this Lockbox Account Agreement (the “Agreement”). All capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Sale and Servicing Agreement.

2. Remittance Processing Services. In order to provide a means of collection of the Receivables which will allow the Trustee to receive the proceeds of the Receivables and related security without AmeriCredit or its Affiliates having access to the funds, the parties hereto agree for the benefit of the Trustee that the banking services (the “Service(s)”) of Processor will be used for the deposit of remittances related to the Receivables and related security.

3. Customer Remittances. Third party money wire transfer providers, which shall include Western Union Financial Services, Inc. (“ACH Service”) may from time to time electronically deposit funds in the Lockbox Account (as defined herein) on behalf of Obligors and such ACH Service shall be authorized by Processor to electronically debit the Lockbox Account for the amounts of any return items from Obligors; provided, however, the electronic debit of the Lockbox Account for any return items by all ACH Services may not exceed $100,000 in the aggregate per day. Processor is authorized to establish such arrangements, on such terms deemed prudent by Processor, with such ACH Service concerning the electronic access to the Lockbox Account.

4. The Lockbox Account.

(a) Processor (ABA No. 122100024) has established account number 496558722 (the “Lockbox Account”). Pursuant to the terms of the Indenture and during the term of this Agreement, and except as otherwise required by law (e.g., for purposes of attachment, execution and other forms of legal process), all collected funds held in the Lockbox Account shall be deemed to be the Trustee’s funds, and the Trustee will have exclusive right to control such funds and to make demand upon or otherwise require Processor to make payment of any such funds to any person. In the event a successor Processor has become Processor, the successor Processor’s notice of the new Lockbox Account pursuant to Section 16 shall amend and replace the Lockbox Account above without the execution or filing of any document or any further act by any of the parties to this Agreement.

(b) Unless otherwise directed by the Trustee, AmeriCredit agrees that all collected funds on deposit in the Lockbox Account shall be transferred from the Lockbox Account within two Business Days by wire transfer in immediately available funds to the following account: Citibank, N.A., Account No. 3617-2242 f/b/o 110866; ABA No. 021000089 (the “Collection Account”).

(c) Each party hereto agrees that all funds deposited into the Lockbox Account will not be subject to deduction, setoff, banker’s lien, or any other similar right in favor of any person, except that Processor or ACH Service may setoff against the Lockbox Account the face amount of any check or other item deposited in and credited to such Lockbox Account which is subsequently returned for any reason or is otherwise not collected, necessary account adjustments as a result of errors and overdrafts related to return items. If there are insufficient funds in the Lockbox Account to pay items charged back to the Lockbox Account and AmeriCredit has not remitted payment within 10 days of demand therefor by Processor, the Trustee shall, upon provision of evidence satisfactory to the Trustee, make payment to Processor for any such amounts from funds in the Collection Account but, only to the extent that such amount was actually received by the Trustee. If there are insufficient funds in the Lockbox Account to pay items charged back to the Lockbox Account, AmeriCredit shall remit payment within 2 days of demand therefore by Processor.

5. Applicable Documentation. This Agreement supplements, rather than replaces, Processor’s deposit account agreement, terms and conditions, and other standard documentation in effect from time to time with respect to the Lockbox Account or the services provided in connection therewith (the “Applicable Documentation”), which Applicable Documentation will continue to apply to the Lockbox Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control). Prior to issuing any instructions, the Trustee shall provide Processor with such documentation as Processor may reasonably request to establish the identity and authority of the individuals issuing instructions on behalf of the Trustee. The Trustee may request the Processor to provide other services with respect to the Lockbox Account; however, if such services are not authorized or otherwise covered under the Applicable Documentation, Processor’s decision to provide any such services shall be made in its sole discretion (including without limitation being subject to AmeriCredit and/or the Trustee executing such Applicable Documentation or other documentation as Processor may require in connection therewith).

6. Processor’s General Duties. Notwithstanding anything to the contrary in this Agreement: (i) Processor shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) Processor shall be fully protected in acting or refraining from acting in good faith without investigation on any notice, instruction or request purportedly furnished to it by AmeriCredit or the Trustee in accordance with the terms hereof, in which case the parties hereto agree that Processor has no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that Processor has no knowledge of (and is not required to know) the terms and provisions of the Sale and Servicing Agreement referred to in Section 1 above or any other related documentation or whether any actions by the Trustee, AmeriCredit or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith; and (iv) Processor shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except to the extent such conduct constitutes its own willful misconduct or gross negligence.

7. Processing of Items. The provision of services shall be governed by the Processor’s Treasury Management Services Agreement, Commercial Account Agreement or other applicable agreements and related service terms (individually and collectively, the “Bank Agreements”), as may be amended from time to time, subject to the prior written consent to any such amendments of a material nature by the Trustee and AmeriCredit, which consents shall not be unreasonably withheld, conditioned or delayed.

8. Confidentiality. Processor agrees that all information concerning the Obligors of the Receivables which comes into Processor’s possession pursuant to this Agreement, other than that which is already known by Processor or to the general public, will be treated in a confidential manner.

9. Fees. Unless otherwise agreed by Processor, AmeriCredit shall pay Processor the fees set forth for this Service in Processor’s most current Price List as in effect from time to time, plus additional fees for the performance of services beyond the terms of this Agreement, or resulting from increased expenses incurred by the failure of AmeriCredit to furnish within a reasonable period of time following a request by Processor, data in a form acceptable to Processor. Processor shall look first to AmeriCredit for payment of such fees. If AmeriCredit fails to pay Processor within thirty (30) days of receipt of invoice but in any event no later than forty-five (45) days from the date of the invoice, Processor will notify the Trustee in writing as soon as practicable and provide to the Trustee a copy of such unpaid invoice. Subject to rights to terminate this Agreement pursuant to Section 14, Processor will continue to perform its services under this Agreement and the amount reflected in such invoice will be paid to Processor by the Trustee out of funds in the Collection Account on the next Distribution Date (as defined below), which follows by at least three Business Days the date of giving such notice to the Trustee. Any fees unpaid after such date will be considered unpaid fees. “Distribution Date” means the fifteenth day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day.

10. Processor’s Liability for Nonperformance. In performing the Services, Processor will exercise ordinary care and act in good faith. Processor shall be deemed to have exercised ordinary care if its action or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry. Processor’s liability relating to its or its employees’, officers’ or agents’ performance or failure to perform hereunder, or for any other action or inaction of Processor, or its employees, officers or agents, shall be limited exclusively to the lesser of (i) any direct losses which are caused by the failure of Processor, its employees, officers or agents to exercise reasonable care and/or act in good faith, and (ii) the face amount of any item, check, payment or other funds lost or mishandled by the action or inaction of Processor. Under no circumstances will Processor be liable for any general, indirect, special, incidental, punitive or consequential damages or for damages caused, in whole or in part, by the action or inaction of AmeriCredit or the Trustee, whether or not such action or inaction constitutes negligence. Processor will not be liable for any damage, loss, liability or delay caused by accidents, strikes, fire, flood, war, riot, equipment breakdown, electrical or mechanical failure, acts of God or any cause which is reasonably unavoidable or beyond its reasonable control. AmeriCredit agrees that the fees charged by Processor for the performance of this Service shall be deemed to have been established in contemplation of these limitations on Processor’s liability. In addition, AmeriCredit agrees to indemnify and hold Processor harmless from all liability on the part of Processor under this Section 10 except such liability as is attributable to the gross negligence of Processor.

11. Indemnification by AmeriCredit. AmeriCredit agrees to indemnify, defend and hold Processor harmless from and against any and all damage, loss, cost, expense or liability of any kind, including, without limitation, reasonable attorneys’ fees and court costs, which results, directly or indirectly, in whole or in part, from any negligence and willful misconduct or infidelity of AmeriCredit or any agent or employee of AmeriCredit, incurred in connection with this Agreement or the Lockbox Account or any interpleader proceeding relating thereto or from Processor acting upon information furnished by AmeriCredit under this Agreement. AmeriCredit will remain liable for all indemnification under this Section 11 after its removal and/or resignation as Servicer.

12. Other Agreements. Processor shall not be bound by any agreement between any of the other parties hereto irrespective of whether Processor has knowledge of the existence of any such agreement or the terms and provisions thereof.

13. Records. This Agreement and the performance by Processor of the Services hereunder shall not relieve Processor of any obligation imposed by law or contract regarding the maintenance of records.

14. Amendment and Termination. This Agreement may only be amended in writing signed by all parties to this Agreement. AmeriCredit or Trustee may immediately terminate this Agreement for cause, provided, however, that a similar agreement has been executed with a successor processor reasonably acceptable to the Trustee or the Trustee has consented to such termination. The Trustee may immediately terminate this Agreement and shall do so upon written notice to the other parties hereto. Otherwise, any party may terminate this Agreement on sixty (60) days’ prior written notice to the others; provided, however, that AmeriCredit shall promptly notify the Trustee of receipt of any such notice and shall arrange for alternative account services satisfactory to the Trustee prior to the termination of the Services. Upon any termination of the Agreement, the Lockbox Account shall remain open for the deposit of remittances related to the Receivables and related security for a period of at least ninety (90) days after the termination date, unless arranged otherwise between AmeriCredit and Processor. After any termination, Processor’s fees with respect to the Services it performs during such period shall be consistent with such fees at the time of such termination.

15. Successor Servicer. Each of Processor and the Trustee agrees that if the Servicer has been terminated or resigns as Servicer, this Agreement shall not thereupon terminate and the successor servicer appointed pursuant to the Sale and Servicing Agreement shall succeed, except as otherwise provided herein, to all rights, benefits, duties and obligations of the Servicer hereunder. Prior to the termination or resignation of the Trustee or the Servicer, the Trustee or the Servicer, respectively, shall provide notice to Processor in accordance with the terms and conditions to which each of the Trustee or the Servicer, respectively, is itself entitled upon termination or resignation.

16. Successor Processor. Any company or national banking association into which Processor may be merged or converted or with which it may be consolidated, or any company or national banking association resulting from any merger, conversion or consolidation to which it shall be a party or any company or national association to which Processor may sell or transfer all or substantially all of its business (provided any such company or national banking association shall be a company organized under the laws of any state of the United States or a national banking association and shall be eligible to perform all of the duties imposed upon it by this Agreement) shall be the successor to Processor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that Processor notify the Trustee and AmeriCredit of any such merger, conversion or consolidation within 30 days of its occurrence. If such successor requires the establishment of a new account, then the successor Processor shall as soon as practicable after the occurrence of any such merger, conversion or consolidation (i) establish the new Lockbox Account and (ii) send written notice to the Trustee and AmeriCredit with respect to the new Lockbox Account number.

17. Governing Law. This Agreement shall be governed by the laws of the State of Texas. All parties hereby waive all rights to a trial by jury in any action or proceeding relating to Lockbox Account or this Agreement.

18. Notices. All written notices required by this Agreement shall be delivered or mailed to the other parties at the addresses set forth below or to such other address as a party may specify in writing.

Processor:	JPMorgan Chase Bank, N.A.
611 Woodward Avenue, Floor 02
Detroit, Michigan 48226-3408
Attention: Eric Reimer
Email: Eric.Reimer@jpmchase.com
Fax No.: 972.869.9327

With a copy to:

JPMorgan Chase Bank, N.A.
611 Woodward Avenue, Floor 02
Detroit, Michigan 48226-3408
Attention: Ric H. Huttenlocher
Email: ric.huttenlocher@jpmorgan.com
Fax No.: 313.256.2190

AmeriCredit:	AmeriCredit Financial Services, Inc.
801 Cherry Street, Suite 3500
Fort Worth, Texas 76102
Attention: Chief Financial Officer

Trustee:	Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Global Transaction Services – AmeriCredit 2013-2

19. Bankruptcy. Processor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the Notes and all amounts owed under the Indenture and the Sale and Servicing Agreement, Processor will not institute against or join with any other person in instituting against the Trust or the Seller, any proceeding or file any petition against the Trust or the Seller under any bankruptcy, insolvency or similar law for the relief or aid of debtors (including, without limitation, Title 11 of the United States Code or any amendment thereto), seeking the dissolution, liquidation, arrangement, reorganization or similar relief of the Trust or the Seller or the appointment of a receiver, trustee, custodian or liquidator of the Trust or the Seller, or issue any writ, order, judgment warrant of attachment, execution or similar process against a substantial part of the property, assets or business of the Trust or the Seller. This covenant shall survive the termination of this Agreement.

20. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. No Partnership or Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or constitute any party the agent of the others. No party shall hold itself out contrary to the terms of this Section and no party shall become liable by any representation, act or omission of the other contrary to the provisions hereof. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

22. Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction to be invalid, void or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration or applicability of the term or provision, to delete specific words or phrases or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable term or provision.

23. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any person, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by applicable law.

24. Rules of Construction. Unless the context otherwise requires, (a) words in the singular include the plural, and words in the plural include the singular and (b) “including” means, where not already so indicated, “including without limitation.” Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means

“from and including” and the words “to” and “until” each mean “to but excluding.” “Herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. Unless otherwise specified, references in this Agreement to any Article, Section, Schedule, Annex or Exhibit are references to such Article or Section of, or Schedule, Annex or Exhibit to, this Agreement, and references in any Article, Section, Schedule, Annex, Exhibit or definition to any subsection or clause are references to such subsection or clause of such Article, Section, Schedule, Annex, Exhibit or definition. All references in this Agreement to an agreement, instrument or other document shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied, supplemented or novated from time to time.

25. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Facsimile, .pdf or other electronic signatures on counterparts of this Agreement shall be deemed original signatures with all rights accruing thereto except in respect to any non-US entity from a jurisdiction where original executed signatures are required.

26. Limited Trustee Liability. In connection with this Agreement, the Trustee shall be entitled to the benefit of every provision of the Indenture limiting the liability of or affording rights, benefits, protections, immunities or indemnities to the Trustee as if they were expressly set forth herein mutatis mutandis.

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PROCESSOR:	AMERICREDIT:

JPMORGAN CHASE BANK, N.A.	AMERICREDIT FINANCIAL SERVICES, INC.

By:	By:
Name:	Name:
Title:	Title:

TRUSTEE:

CITIBANK, N.A., as Trustee

By:
Name:
Title:

[Series 2013-2 Lockbox Account Agreement]